FORM OF PROXY CARD

OLD MUTUAL FUNDS II

4643 South Ulster Street, 6th Floor

Denver, Colorado 80237

OLD MUTUAL LARGE CAP GROWTH FUND NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

April 22, 2008

The undersigned shareholder of Old Mutual Large Cap Growth Fund (the “Fund”), a series portfolio of Old Mutual Funds II (the “Trust”), hereby appoints Julian F. Sluyters and Andra C. Ozols, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote as indicated below, all of the shares of beneficial interest of the Fund standing in the name of the undersigned at the close of business on January 1, 2008 at a Special Meeting of Shareholders to be held at the offices of Old Mutual Capital, Inc. (“Old Mutual Capital”) located at 4643 South Ulster Street, 6th Floor, Denver, Colorado 80237 on April 22, 2008 at 10:00 a.m., Mountain Time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL OUTLINED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS OTHERWISE INDICATED ON THE REVERSE.

DATED: ______________________, 2008

Signature(s) (Joint Owners)	(Please sign in box)

NOTE: Please sign name or names as imprinted hereon. Where shares are registered in joint tenancy, all tenants should sign. Persons signing as Executors, Administrators, Trustees, etc. should so indicate.

OLD MUTUAL 2007 KW

YOUR VOTE IS IMPORTANT

TO CAST YOUR VOTE BY PHONE:	TO CAST YOUR VOTE BY MAIL:	TO CAST YOUR VOTE ON THE INTERNET:
1) Read the Proxy Statement and have this	1) Read the Proxy Statement	1) Read the Proxy Statement and have this card
card at hand	2) Check the appropriate boxes on the	at hand
2) Call toll-free ________________	reverse side	2) Log on to _________________
3) Follow the recorded instructions	3) Sign and date the Proxy Card	3) Follow the on-screen instructions
4) Do not return this paper ballot	4) Return the Proxy Card in the enclosed postage-paid envelope	4) Do not return this paper ballot

Please fill in box(es) as shown using black or blue ink or number 2 pencil. X!
PLEASE DO NOT USE FINE POINT PENS.

If you sign, date and return the proxy card but give no instructions, your shares will be voted “FOR” the Proposal described above and “FOR” or “AGAINST” any other matter acted upon at the Meeting in the discretion of the persons named as proxies. If you should have any questions about the proxy material or the execution of your vote, please call the Fund’s proxy solicitor toll free at ____________

	FOR	AGAINST	ABSTAIN
1. To approve a Plan of Reorganization that provides for the merger of Old Mutual Large Cap Growth Fund into Old Mutual Large Cap Growth Concentrated Fund	[ ]	[ ]	[ ]

TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.